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                                                                   EXHIBIT 1.1.3

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          TEXACO INC.                  TEXACO CAPITAL INC.
    2000 Westchester Avenue             1013 Centre Road
 White Plains, New York 10650      Wilmington, Delaware 19801
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                               THIRD AMENDMENT TO
                             UNDERWRITING AGREEMENT
                              STANDARD PROVISIONS

                            ------------------------

                                                                   July 15, 1999

To:  The firm or firms who may be
    Purchasers of Purchased Securities

Dear Sirs:

    Texaco Inc. ("Texaco") and Texaco Capital Inc. (the "Company"), both Delaware corporations, are considering issuing and selling an indeterminate amount of their securities ("Securities") in the United States, from time to time. Any Debt Securities issued by the Company will be guaranteed ("Guaranties") by Texaco.

    In the document entitled Underwriting Agreement Standard Provisions dated as of February 18, 1998 ("Underwriting Agreement Standard Provisions"), filed as
Exhibit 1.1 to the Registration Statement (No. 333-46527) on February 18, 1998, Texaco and the Company indicated that they were considering issuing and selling in the United States, from time to time, up to $1,250,000,000 of their Securities and Guaranties. That dollar amount was subsequently changed in documents entitled:

    - Amendment to Underwriting Agreement Standard Provisions dated December 2, 1998, filed as Exhibit 1.1.1 to the Registration Statement on Form S-3 (No. 333-68217) on December 2, 1998, and

    - Second Amendment to Underwriting Agreement Standard Provisions dated January 29, 1999, filed as Exhibit 1.1.2 to Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-68217) on January 29, 1999.

    Texaco and the Company now wish to be able to issue and sell in the United States from time to time an amount of their Securities and Guaranties which is unlimited in amount by the Underwriting Agreement Standard Provisions. Therefore, Texaco and the Company hereby further amend the Underwriting Agreement Standard Provisions, by changing the first three sentences of the first paragraph of the Underwriting Agreement Standard Provisions to read as follows:

        Texaco Inc. ("Texaco") and Texaco Capital Inc. (the "Company"), both Delaware corporations, are considering issuing and selling their securities in the United States from time to time. Debt Securities issued by the Company will be guaranteed ("Guaranties") by Texaco. The Company and Texaco have registered or will register the Securities with the Securities and Exchange Commission ("Commission") under a registration statement, including a prospectus, filed or to be filed with the
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    Commission in accordance with the provisions of the Securities Act of 1933
    ("Act") and the applicable rules and regulations, including specifically Rule 415, of the Commission.

    Furthermore, the Exhibits to the Underwriting Agreement Standard Provisions are hereby amended so as to refer to the Underwriting Agreement Standard Provisions, and to this Amendment.

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                                               Very truly yours,
                                               Texaco Capital Inc.
                                               By:
                                               Texaco Inc.
                                               By:
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